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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 6, 1995 (except with respect to the matter discussed in Note 17, as to which the date is March 14, 1995), included (or incorporated by reference), in the WMX Technologies, Inc. Form 10-K for the year ended December 31, 1994.

                                            /s/ Arthur Andersen LLP

                                            ARTHUR ANDERSEN LLP



Chicago, Illinois
February 29, 1996